[LOGO] Global Crossing(R)                                           Exhibit 99.1


              Global Crossing Secures $100 Million Bridge Loan From
                        Singapore Technologies Telemedia

FOR IMMEDIATE RELEASE: WEDNESDAY, MAY 19, 2004

Florham Park, NJ -- Global Crossing (NASDAQ: GLBCE) today announced that it has finalized an agreement with an affiliate of Singapore Technologies Telemedia (ST Telemedia) providing for availability of up to $100 million of secured bridge financing for Global Crossing's business operations.

"Our financing arrangement with ST Telemedia will allow Global Crossing to focus on what we do best: meeting our customers' needs," said John Legere, CEO. "The advanced IP solutions we deliver over our unique network consistently achieve high marks for performance, and we will continue pursuing our goal of becoming an industry leader."

"Global Crossing has overcome many obstacles during its restructuring, in part due to the dedication and talent of its employees, and we are pleased to provide the company with $100 million of financing at this time," said Lee Theng Kiat, ST Telemedia's president and CEO.

Under the facility, which matures on December 31, 2004, Global Crossing may borrow in phases over the next several months. The loan agreement contains a number of significant conditions related to financial targets and the company's cost of access review, all of which are set forth in the company's Form 8-K filing with the Securities and Exchange Commission.

ABOUT GLOBAL CROSSING
Global Crossing (Nasdaq: GLBCE) provides telecommunications solutions over the world's first integrated global IP-based network. Its core network connects more than 300 cities and 30 countries worldwide, and delivers services to more than 500 major cities, 50 countries and 6 continents around the globe. The company's global sales and support model matches the network footprint and, like the network, delivers a consistent customer experience worldwide.

Global Crossing IP services are global in scale, linking the world's enterprises, governments and carriers with customers, employees and partners worldwide in a secure environment that is ideally suited for IP-based business applications, allowing e-commerce to thrive. The company offers a full range of managed data and voice products including Global Crossing IP VPN Service, Global Crossing Managed Services and Global Crossing VoIP services, to more than 40 percent of the Fortune 500, as well as 700 carriers, mobile operators and ISPs.

Please visit www.globalcrossing.com (http://www.globalcrossing.com) for more information about Global Crossing.

                                      # # #

Statements made in this press release that state Global Crossing's intentions, beliefs, expectations, or predictions for the future are forward-looking statements. These statements contain words such as "anticipate," "estimate," "expect," "project," "intend," "plan," "believe," "will," or similar expressions. Such statements are subject to known and unknown risks, uncertainties and other factors that could cause the actual results to differ materially from those contemplated by the statements, including the results of the ongoing review of the company's cost of access liabilities and cost of access operating expenses and the related control environment, and the impact of the expected restatement, as well as the reaction of the company's shareholders, customers, vendors and prospective lenders; the company's history of substantial operating losses and the fact that, in the near term, funds from operations will not satisfy cash requirements; the ability of the company to arrange the necessary financing to fund its liquidity requirements; the likelihood that the prices the company charges for its services will continue to decrease; the company's ability to continue to connect its network to incumbent carriers' networks or maintain Internet peering arrangements on favorable terms; the consequences of any inadvertent violation of the company's Network Security Agreement with the U.S. Government; the impact of actual and potential customers' bankruptcies on the company's sales prospects and results of operations; increased competition and pricing pressures resulting from technology advances and regulatory changes; competitive disadvantages relative to competitors with superior resources; the impact on the company's competitiveness of its technology choices; the company's dependence on third parties for many functions; political, legal and other risks due to the company's substantial international operations; and other risks referenced from time to time in the company's filings with the Securities and Exchange Commission. The company undertakes no duty to update information contained in this press release or in other public disclosures at any time.

CONTACT GLOBAL CROSSING:
Press Contacts
Becky Yeamans
+ 1 973-937-0155
PR@globalcrossing.com

Tisha Kresler
+1 973-937-0146
PR@globalcrossing.com

Catherine Berthier
+1 212-412-4666
PR@globalcrossing.com

Kendra Langlie
Latin America
+ 1 305-808-5912
LatAmPR@globalcrossing.com

Mish Desmidt
Europe
+ 44 (0) 7771-668438
EuropePR@globalcrossing.com

Analysts/Investors Contact
Mitch Burd
+ 1 800-836-0342
glbc@globalcrossing.com